Exhibit 10.7

Dated this 19th day of July 2024

POWELL MAX LIMITED

and

LEUNG PO MAN STELLA

LOAN SETTLEMENT AGREEMENT

THIS LOAN SETTLEMENT AGREEMENT is made the 19th day of July 2024

BETWEEN :-

(1)	POWELL MAX LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is situate at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Company”); and

(2)	LEUNG PO MAN STELLA, (Holder of Hong Kong Identity Card No.D609746(5)), of Flat B1, 18/F., Block B, Evergreen Villa, 43 Stubbs Road, Mid-Levels, Hong Kong (the “Shareholder”)

(each a “Party” and collectively, the “Parties”).

WHEREAS :-

(1)	As at the date hereof, the Shareholder is beneficially interested in 9,000,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares of the Company, each with a par value of US$0.0001 as at the date of this Agreement, representing approximately 88.0% of the total issued shares of the Company through Bliss On Limited 順佑有限公司 (“Bliss On”), a company incorporated under the laws of the British Virgin Islands wholly-owned by the Shareholder.

(2)	As of 31 December 2023, the Company was indebted to the Shareholder in the sum of HK$18,679,181 (equivalent to approximately US$2,391,425) (the “Debt”).

(3)	The Company has filed with the Securities and Exchange Commission of the United States of America a Registration Statement on Form F-1 in connection with its proposed initial public offering at The Nasdaq Stock Market, LLC (the “IPO”).

(4)	In contemplation of the IPO, the Shareholder hereby agrees to waive all of her title, rights, interests and benefits of and in the Debt in the manner hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :-

1.	In consideration of the Company issuing a convertible promissory note substantially in the form attached hereto as Exhibit A (the “Note”) simultaneously upon the signing of this Agreement, the Shareholder as legal and beneficial owner hereby absolutely and unconditionally waives all her title, rights, interests and benefits of and in the Debt with immediate effect in favour of the Company to the intent that the obligations of the Company under the Debt owing to the Shareholder shall be absolutely and unconditionally discharged and released upon signing of this Agreement.

2.	The Shareholder hereby warrants that :-

(1)	the Debt is duly and validly owing by the Company to the Shareholder;

(2)	the Debt is hereby waived in favour of the Company free from any charge, lien and encumbrances; and

(3)	the Shareholder will forthwith after being called upon by the Company so to do to execute all further assurances and do all acts and deeds as may be reasonably required by the Company to perfect the effect and validity of this Deed.

3.	The Company hereby warrants that :-

(1)	The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, with full power and authority to conduct its business as it is currently being conducted and to own its assets;

(2)	The Company has all requisite corporate power to execute and deliver this Agreement and the Note and to carry out and perform its obligations under the terms of this Agreement and the Note;

(3)	All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the issuance and delivery of the Note has been taken or will be taken. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to any applicable securities laws; and

(4)	The execution, delivery and performance of this Agreement and the issuance and delivery of the Note will not result in any violation or be in conflict with or constitute a default under the constitutional documents of the Company, any judgment, decree or order by which the Company is bound, any agreement to which the Company is a party or any statute, rule or regulation applicable to the Company or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any properties or assets of the Company.

4.	For the avoidance of doubt, this Agreement does not extend to any other debt or liability (whether actual or contingent) owing by the Company to the Shareholder (if any) other than the Debt.

5.	This Agreement shall be binding upon and ensure for the benefit of each Party’s successors and assigns. Each of the parties shall execute, do and perform or procure to be executed, done and performed by other necessary persons all such further acts, agreements, assignments, assurances, deeds and documents as any other party may reasonably require to give full effect to the provisions of this Agreement.

6.	The Parties agree that declare confirm and agree that any person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce or enjoy the benefit of any provisions of this Agreement. The consent of any person who is not a party to this Agreement is not required to rescind or vary the Agreement.

7.	This Agreement shall be governed by and construed in accordance with Hong Kong law and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

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IN WITNESS whereof the Parties have executed this Agreement the day and year first above written.

The Shareholder

SIGNED by Leung Po Man Stella	)
	)	/s/ Po Man Stella Leung
)
in the presence of :-)

Signature of Witness:

Name of Witness:

Address of Witness:

SIGNED by Wong Tsz Kin	)
)
director(s)/person(s) duly authorised by	)	/s/ Tsz Kin Wong
the resolutions of the sole director	)
of the Company in the presence of :-)

Signature of Witness:

Name of Witness:

Address of Witness:

EXHIBIT A

(Form of Convertible Promissory Note)